UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2021

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

(Address of principal executive offices, including zip code)

888-622-1218

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

On April 9, 2021, Future FinTech Group Inc., a Florida corporation (the “Company”), Future FinTech (Hong Kong) Limited., a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of the Company (“Buyer”), Nice Talent Asset Management Limited, a limited company organized under the laws of Hong Kong (“Nice”) and Joy Rich Enterprises Limited, a limited company organized under the laws of Hong Kong and 90% shareholder of Nice (“Joy Rich” or the “Seller”) entered into the First Amendment (the “Amendment”) to the Share Exchange Agreement (the “Agreement”), which was originally entered into by the parties on July 13, 2020. Pursuant to the Agreement, the Buyer agreed to acquire 90% of the issued and outstanding ordinary shares of Nice (the “Nice Shares”) from the Seller in exchange for the shares of common stock of the Company, as disclosed in the Form 8-K filed on July 16, 2020.

Pursuant to the Amendment, the parties agree to amend the purchase price and certain earn-out terms as follows: (i) the aggregate purchase price for Nice Shares shall be HK$144,000,000 (the “Purchase Price”) and it shall be paid in the shares of common stock of the Company (the “Company Shares”); (ii) 60% of the Purchase Price or HK$86,400,000 shall be paid in the shares of common stock of the Company based on 95% of the closing price of the Company’s common stock listed on Nasdaq Stock Exchange on the date prior to the date of the Amendment and the foreign exchange rate between HK$ and US$ shall be 7.7:1; (iii) 20% of Purchase Price shall be paid in the shares of common stock of the Company if Nice achieves an Earnings Before Interest and Taxes (the “EBIT”) of HK$14,000,000 (the “2021 EBIT Goal”), as evidenced in its 2021 audited financial statements for fiscal year ended December 31, 2021 audited by the auditor of the Company (the “2021 Earn-Out Shares”); (iv) the final 20% of Purchase Price shall be paid in the shares of common stock of the Company if Nice achieves an EBIT of HK$20,000,000 (the “2022 EBIT Goal”), as evidenced in its 2022 audited financial statements for fiscal year ended December 31, 2022 audited by the auditor of the Company (the “2022 Earn-Out Shares”); (v) if Nice does not achieve the EBIT Goal for a given year, the shortfall between EBIT Goal and the actual EBIT for that year shall be the EBIT Shortfall (the “EBIT Shortfall”) and the amount of an EBIT Shortfall Fee that equals to 10 (ten) times of the EBIT Shortfall amount (the “EBIT Shortfall Fee”) shall be paid in cash by the Seller to the Buyer even though such year’s Earn-Out Shares shall still be issued in full to the Seller.

The description contained herein of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment (the “Amendment”) to the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	First Amendment to Share Exchange Agreement by and among Future FinTech Group Inc., Future FinTech (Hong Kong) Limited, Nice Talent Asset Management Limited and Joy Rich Enterprises Limited dated April 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: April 12, 2021	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

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